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                                                                   Exhibit 10.13


  SUMMARY OF SHARE TRANSFER AGREEMENTS, DATED MAY 27, 2006 AND EFFECTIVE AS OF
   JUNE 2, 2006, BETWEEN LINYANG SOLAR POWER INVESTMENT HOLDING LTD. AND THE
               SHAREHOLDERS OF JIANGSU LINYANG SOLARFUN CO., LTD.


ON MAY 27, 2006, LINYANG SOLAR POWER INVESTMENT HOLDING LTD., OR LINYANG BVI, ENTERED INTO SHARE TRANSFER AGREEMENTS WITH EACH OF THE SHAREHOLDERS OF JIANGSU LINYANG SOLARFUN CO., LTD., OR LINYANG CHINA, NAMELY JIANGSU LINYANG ELECTRONICS CO., LTD., OR LINYANG ELECTRONICS, MR. YONGLIANG GU, MR. RONGQIANG CUI AND MR. SZE HIU SHUN. THESE AGREEMENTS HAVE SUBSTANTIALLY IDENTICAL TERMS AND THE FOLLOWING IS A SUMMARY OF THE TERMS OF THE AGREEMENTS:

     This Agreement on the Transfer of Equity Interest in Jiangsu Linyang Solarfun Co., Ltd. (this "Agreement") is made this 27th day of May, 2006 in People's Republic of China (the "PRC") by and between the following two parties:

     Transferor: Jiangsu Linyang Electronics Co., Ltd./Mr. Yongliang Gu/Mr. Rognqiang Cui/Mr. Sze Hiu Shun (hereinafter referred to as "Party A"); and

     Transferee: Linyang Solar Power Investment Holding Ltd. (hereinafter referred to as "Party B"), with its legal representative being Lu Yonghua.

     Whereas:

     1. Jiangsu Linyang Solarfun Co., Ltd. (hereinafter referred to as the "Target") is a Sino-foreign equity joint venture established upon the approval of Jiangsu Provincial People's Government and the registration with Nantong Administration for Industry and Commerce of Jiangsu Province. The Target has a registration number of Qi He Su Tong Zong Zi No. 005771, and a registered capital of US$7.25 million, which has been paid in full;

     2. Party A is a shareholder of the Target and holds     % of the equity
interest in the registered capital of the Target; and

     3. In order to promote the further development of the Target, Party A intends to transfer to Party B, and Party B agrees to accept, Party A's equity interest in the Target.

     NOW, THEREFORE, in accordance with the Law of the People's Republic of China on Sino-Foreign Equity Joint Ventures, the Law of the People's Republic of China on Wholly Foreign-owned Enterprises and other relevant PRC laws and regulations, Party A and Party B, after sufficient negotiations and following the principle of good faith and mutual benefit, hereby reach this Agreement with respect to Party A's transfer to Party B of Party A's equity interest in the Target (hereinafter referred to as the "Equity Transfer"), for their mutual observation.


                        ARTICLE 1 SUBJECT EQUITY INTEREST

     Subject to agreement between the parties after negotiations, Party B agrees to transfer to Party A, and the Party A agrees to accept, the portion of the registered capital of the Target corresponding to all of Party A's equity interest in the Target (hereinafter referred to as the "Transferred Equity"), pursuant to this Agreement.

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                            ARTICLE 2 TRANSFER PRICE

     The parties agree that the price for the Transferred Equity (the "Transfer Price") shall be based on the evaluated price of RMB75.8847 million confirmed by Evaluation Report No. 27 issued by Nantong Xinda Accounting Firm, and shall be equal to 100% of the portion of the evaluated price corresponding to all of Party A's equity interest in the Target.

     The parties hereby acknowledge that the above price includes all the shareholder equity, rights and income attributable to the Transferred Equity that have accrued but have not been distributed since the date of incorporation of the Target and till the Closing Date as defined in Article 6 herein below.


                      ARTICLE 3 PAYMENT TERMS AND SCHEDULE

     The parties agree after negotiations that:

Party B shall pay the Transfer Price in cash in a lump-sum within three (3) months as from the issuance of the approval by the relevant governmental authority to the Equity Transfer.


        ARTICLE 4 POST-TRANSFER EQUITY PERCENTAGE, RIGHTS AND OBLIGATIONS

     Upon the closing of the Equity Transfer, Party A shall cease to hold any equity interest in the Target and Party B shall obtain all of Party A's equity interest in the Target, and Party B shall have all the interests, rights and income attributable to the Transferred Equity, including but not limited to, the right to receive dividents from the Target and the right to appoint directors and officers of the Target, and assume corresponding rights and obligations, in accordance with relevant provisions in the Joint Venture Contract for and the Articles of Association of, the Target.


                 ARTICLE 5 AMENDMENT TO ARTICLES OF ASSOCIATION

     Following the execution of this Agreement, both Party A and Party B shall make efforts in conjunction with the other shareholders of the Target to cause the board of directors of the Target to amend the Articles of Association of the Target to the extent necessary to reflect the Equity Transfer and duly execute such amended Articles of Association.


                                ARTICLE 6 CLOSING

     After negotiations, Party A and Party B hereby acknowledge that, after this Agreement is executed by the parties and approved by the relevant examination authority, Party A and Party B shall work with each other to go through the necessary procedures relating to the change of the shareholding in the Target with the relevant Administration for Industry and Commerce, and the Transferred Equity shall be vested in Party B upon the date of the consummation of the closing contemplated hereunder and the completion of the registration of the title transfer with respect to the Transferred Equity with the relevant Administration for Industry and Commerce (such date hereinafter referred to as the "Closing Date").


             ARTICLE 7 REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS

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     1. Party A hereby represents, warrants and undertakes to Party B as follows, and acknowledges that Party B executes this Agreement by reliance on such representations, warranties and undertakings:

     (1) Party A is a limited liability company duly established and existing under the laws of the jurisdiction in which it is incorporated, and has duly made or obtained any and all the necessary authorizations, approvals and consents of its relevant internal corporate governing bodies with respect to the Equity Transfer;

     (2) Party A has the right and power necessary for the execution of this Agreement, and this Agreement upon execution, shall constitute legal and binding obligations of Party A;

     (3) there does not exist any mortgage, guarantee or lien upon any of the Transferred Equity, or any circumstance or fact that would have a legal or de facto impact on the Transferred Equity under this Agreement, unless otherwise expressly indicated herein by Party A to Party B;

     (4) Party A's obligations under this Agreement shall be legal and valid, and will not conflict with any other contractual obligation of Party A, or violate any law;

     (5) the written consent of each of the other shareholders of the Target has been obtained with respect to Party A's transfer to Party B of the Transferred Equity and each of the other shareholders unanimously undertook to waive their right of first refusal to the Transferred Equity; and

     (6) Party A will make its best endeavors to assist Party B to accept the equity interest to be transferred by the other shareholders of the Target, and at the request of Party B, issue consents, waivers of right of first refusal and any other undertakings with respect to the transfer to Party B by the other shareholders of their equity interest in the Target, and agree to assist Party B to handle all the other necessary procedures.

     2. Party B hereby represents, warrants and undertakes to Party A as follows, and acknowledges that Party A executes this Agreement by reliance on such representations, warranties and undertakings:

     (1) Party B is a limited liability company duly established and existing under the laws of the jurisdiction in which it is incorporated, and has duly made or obtained any and all the necessary authorizations, approvals and consents of its relevant internal corporate governing bodies with respect to the Equity Transfer;

     (2) Party B has the right and power necessary for the execution of this Agreement, and this Agreement upon execution, shall constitute legal and binding obligations of Party B;

     (3) Party B has the ability to pay the consideration for the consummation of the purchase of the Equity Transfer as contemplated hereunder; and

     (4) Party B's obligations under this Agreement shall be legal and valid, and will not conflict with any other contractual obligation of Party B, or violate any law.


                              ARTICLE 8 TERMINATION

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     At any time before Party A have duly received all the payment made by Party
B for the transfer of the equity interest of the Target by Party A in accordance with the provisions of this Agreement,

     1. in case of any of the following, Party A may terminate this Agreement by giving prior written notice to Party B and recover the equity interest transferred under this Agreement:

     (1) the Equity Transfer hereunder fails to be approved by the relevant government authority;

     (2) any fact or circumstance which makes the representations, warranties and covenants of Party B to be substantially untrue.

     2. in case of any of the following, Party B may terminate this Agreement by giving prior written notice to Party A:

     (1) Party A is in violation of any term of this Agreement, which makes it impossible to achieve the purpose of this Agreement;

     (2) the Equity Transfer hereunder fails to be approved by the relevant government authority;

     (3) any fact or circumstance which makes the representations, warranties and covenants of Party A to be substantially untrue.

     Upon the termination of this Agreement by either party pursuant to Item 1 or 2 of this Article 8, the parties shall cease to be entitled to the any right hereunder and shall cease to assume any liability hereunder, excluding those set forth under Article 10 and 11 hereunder, and those which have arisen hereunder prior to such termination.


                ARTICLE 9 LIABILITY FOR BREACH OF THIS AGREEMENT

     In case any party (hereinafter referred to as the "Defaulting Party") is in breach of this Agreement, it shall compensate the other party (hereinafter referred to as the "Non-defaulting") for any direct or indirect losses arising from the breach of this Agreement.

     In the event the breach committed by the Defaulting Party constitutes a material breach, which makes it impossible for the parties hereto to continue the performance of this Agreement, or the continued performance is not meaningful, the Non-defaulting Party shall have the right to terminate this Agreement. The termination of this Agreement by the Non-defaulting Party shall not affect the liability for breach of this Agreement assumed by the Defaulting Party in accordance with the law and the provisions hereof.


                           ARTICLE 10 CONFIDENTIALITY

     1. Party A and Party B shall keep the information related to the following they have obtained in connection with the execution or performance of this Agreement in strict confidence:

     (1) the terms under this Agreement;

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     (2) negotiations with respect to this Agreement;

     (3) the subject matter of this Agreement;

     (4) trade secrets of either party,

     provided that, the above information may be disclosed in accordance with
Item 2 of this Article 10.

     2. Only under one of the following conditions may the information set forth in Item 1 of this Article 10 be disclosed:

     (1) The disclosure is required by law;

     (2) The disclosure is required by mandatory requirements of the competent government authority or regulatory authority;

     (3) In case of disclosing to the consultant or the counsel (if any) of either party, such disclosure shall be made only on the condition that such consultant or counsel undertakes to keep confidence;

     (4) Such information has entered into public domain for reasons not attributable to any party;

     (5) One party has given prior written consent to such disclosure to the other party.

     3. This Article 10 shall survive the termination of this Agreement.


                 ARTICLE 11 GOVERNING LAW AND DISPUTE RESOLUTION

     Any dispute arising from the execution, performance and construction of this Agreement shall be governed by the law of mainland China promulgated publicly.

     Any dispute in connection with this Agreement shall be settled through friendly consultation between the parties hereto. In case the dispute fails to be solved through negotiation within thirty days from the date one party gives the written notice of the dispute to the other party, either party may refer such dispute to Nantong Arbitration Commission (the "Commission") for final arbitration in accordance with the Commission's then effective rules. The arbitral award shall be binding upon the parties hereto.


                           ARTICLE 12 FURTHER MATTERS

     This Agreement shall be the fundamental principle for the Equity Transfer by the parties hereto. Subject to this Agreement, Party A and Party B may enter into a supplemental agreement with respect to the specific matters and matters not included herein. Once being executed, the supplemental agreement shall have the same legal effect as this Agreement.


                            ARTICLE 13 EFFECTIVENESS

     This Agreement shall be established by the parties upon the execution by their

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respective authorized officers or affixing the official company seal, and shall become effective upon the approval of the Equity Transfer by the relevant government authority.

     This Agreement may be executed in seven counterparts. Each of Party A and Party B shall hold two copies, and the remaining three copies shall be used for the examination and approval, recordal or registration approval of the relevant government authorities.

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